SharpSpring Reports First Quarter 2017 Results

GAINESVILLE, FL — May 11, 2017 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Operational Highlights

●	Added 211 new SharpSpring customers and finished the quarter with 1,200 agency customers and more than 5,650 businesses using the flagship platform.

●	Partnered with Shutterstock to allow SharpSpring customers to access Shutterstock’s full collection of more than 125 million images directly within its marketing automation platform.

●	Launched an integration with Enthusem by Prospect Smarter that allows customers to leverage information SharpSpring captures about prospects to dynamically deliver hyper-personalized mailers from Enthusem.

First Quarter 2017 Financial Results from Continuing Operations

●	Revenue increased 8% to $3.0 million from $2.8 million in the same year-ago period. The increase was due to continued growth in the company’s flagship marketing automation solution, offset by a decrease in non-core product revenues.

●	Gross profit increased 2% to $1.8 million from $1.7 million in the first quarter of 2016.

●	Net loss from continuing operations totaled $1.5 million or $0.18 per share, compared to a net loss from continuing operations of $1.2 million or $0.16 per share in the first quarter of 2016.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.7 million, compared to an adjusted EBITDA loss of $0.9 million in the same year-ago period.

●	Core net loss from continuing operations (a non-GAAP metric reconciled below) totaled $1.2 million or $0.15 per share, compared to core net loss from continuing operations of $0.7 million or $0.09 per share in the same year-ago period.

●	At quarter-end, cash totaled $7.7 million, compared to $8.7 million at year end.

Management Commentary

“The first quarter of 2017 provided encouraging results for SharpSpring,” said company CEO Rick Carlson. “We continue to grow the business to new levels, and now have more than 1,200 agency partners and 5,650 businesses using our platform. More importantly though, is that we are understanding our customer base more and more as each month passes. Based on our historical customer patterns, we now have more reliable lifetime value (LTV) data than ever before, which is justifying our increased sales and marketing investment.

“Q1 was the first step forward in our plan for long-term success as a leaner, more capable, and more unified company. We have established incredibly solid footing within a multi-billion-dollar industry, and we’re poised to take additional steps forward as we leverage our more recent successes to accelerate future sales and build on our formidable market share.”

Conference Call

SharpSpring management will hold a conference call today (May 11, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-451-6152

International number: 201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through June 1, 2017.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13660005

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

IR@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Najim Mostamand

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$3,023,433	$2,786,775

Cost of services	1,271,321	1,071,087
Gross profit	1,752,112	1,715,688

Operating expenses:
Sales and marketing	1,645,870	1,321,084
Research and development	659,731	477,109
General and administrative	1,356,198	1,012,330
Change in earn out liability	-	120,473
Intangible asset amortization	131,523	483,297

Total operating expenses	3,793,322	3,414,293

Operating loss	(2,041,210)	(1,698,605)

Other income (expense), net	66,844	331,451

Loss before income taxes	(1,974,366)	(1,367,154)
Provision (benefit) for income tax	(499,693)	(191,057)

Net loss from continuing operations	(1,474,673)	(1,176,097)
Net income from discontinued operations, net of tax	-	465,999
Net loss	$(1,474,673)	$(710,098)

Net loss per share from continuing operations
Basic net loss per share	$(0.18)	$(0.16)
Diluted net loss per share	$(0.18)	$(0.16)

Net income per share from discontinued operations
Basic net income per share	$-	$0.06
Diluted net income per share	$-	$0.06

Net loss per share
Basic net loss per share	$(0.18)	$(0.10)
Diluted net income loss per share	$(0.18)	$(0.10)

Weighted average common shares outstanding
Basic	8,369,249	7,252,470
Diluted	8,369,249	7,252,470

SharpSpring, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$7,728,919	$8,651,374
Accounts receivable	1,068,958	1,261,923
Income taxes receivable	1,478,418	1,355,180
Other current assets	1,346,307	1,396,642
Total current assets	11,622,602	12,665,119

Property and equipment, net	924,049	905,345
Goodwill	8,852,305	8,845,394
Intangibles, net	2,720,636	2,850,635
Deferred income taxes	33,634	32,996
Deposits	25,635	30,464
Total assets	$24,178,861	$25,329,953

Liabilities and Shareholders' Equity
Accounts payable	$658,216	$498,534
Accrued expenses and other current liabilities	913,383	953,171
Deferred revenue	283,658	280,159
Income taxes payable	471,979	484,349
Total current liabilities	2,327,236	2,216,213

Deferred income taxes	233,101	195,495
Total liabilities	2,560,337	2,411,708

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,392	8,381
Additional paid in capital	27,740,733	27,556,398
Accumulated other comprehensive loss	(454,448)	(445,055)
Accumulated deficit	(5,592,153)	(4,117,479)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	21,618,524	22,918,245

Total liabilities and shareholders' equity	$24,178,861	$25,329,953

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net loss	$(1,474,673)	$(710,098)
Deduct: Income from discontinued operations, net of income taxes	-	465,999
Net loss from continuing operations	(1,474,673)	(1,176,097)

Adjustments to reconcile income from continuing operations:
Depreciation and amortization	196,606	515,491
Non-cash stock compensation	184,346	175,986
Deferred income taxes	(29,558)	(7,650)
(Gain)/loss on disposal of property and equipment	-	970
Non-cash change in value of earn out liability	-	120,473
Non-cash gain from escrow claim	-	(84,000)
Unearned foreign currency gain/loss	(33,865)	(60,477)
Changes in assets and liabilities:
Accounts receivable	214,873	49,038
Other assets	55,908	(84,941)
Income taxes, net	(76,241)	19,419
Accounts payable	155,471	46,123
Accrued expenses and other current liabilities	(41,091)	25,849
Deferred revenue	(339)	(12,917)
Net cash provided by (used in) operating activities - Continuing operations	(848,563)	(472,733)
Net cash provided by (used in) operating activities - Discontinued operations	-	463,068
Net cash provided by (used in) operating activities	(848,563)	(9,665)

Cash flows from investing activities
Purchases of property and equipment	(83,787)	(89,671)
Acquisitions of customer assets from resellers	(3,116)	(382,202)
Changes in restricted cash	-	(250,000)
Net cash provided by (used in) investing activities - Continuing operations	(86,903)	(721,873)
Net cash provided by (used in) investing activities - Discontinued operations	-	(29,449)
Net cash provided by (used in) investing activities	(86,903)	(751,322)

Cash flows used in financing activities:
Payment to reduce earn out	-	(207,929)
Proceeds from exercise of stock options	-	1,125
Net cash provided by (used in) financing activities - Continuing operations	-	(206,804)
Net cash provided by (used in) financing activities - Discontinued operations	-	-
Net cash provided by (used in) financing activities	-	(206,804)

Effect of exchange rate on cash	13,011	12,426

Change in cash and cash equivalents	(922,455)	(955,365)

Cash and cash equivalents, beginning of period	8,651,374	4,158,646

Cash and cash equivalents, end of period	$7,728,919	$3,203,281

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2017	2016
Net loss from continuing operations	$(1,475)	$(1,176)
Provision (benefit) for income tax	(500)	(191)
Other (income) expense, net	(67)	(331)
Depreciation & amortization	197	515
Non-cash stock compensation	184	176
Acquisition-related charges	-	120
Adjusted EBITDA	(1,661)	(887)

SharpSpring, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2017	2016
Net loss from continuing operations	$(1,475)	$(1,176)
Amortization of intangible assets	132	483
Non-cash stock compensation	184	176
Acquisition-related charges	-	120
Gain from escrow claim	-	(260)
Tax adjustment	(80)	-
Core net income (loss) from continuing operations	$(1,239)	$(657)

Core net income (loss) per share from continuing operations	$(0.15)	$(0.09)
Weighted average common shares outstanding	8,369	7,252